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                                                                    Exhibit 23.1



                       Consent of Independent Accountants
                       ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3:

 . Our report dated January 31, 1997, which appears on page 31 of the 1996 Annual
  Report to Shareholders of Wild Oats Markets, Inc., which is incorporated in the Wild Oats Markets, Inc.'s Annual Report on Form 10-K for the year ended December 28, 1996,

 . Our report dated August 15, 1996, except for Note 1, paragraph three, as to which the date is October 15, 1996, which appears on page F-17 of the Company's Prospectus dated October 22, 1996, of the financial statements of Alfalfa's, Inc. for the year ended June 30, 1996, and

 . Our report dated August 27, 1996, which appears on page F-36 of the Company's
  Prospectus dated October 22, 1996, of the financial statements of New Frontiers for the year ended December 31, 1995.

We also consent to the reference to us under the heading "Experts" in such prospectus.



PRICE WATERHOUSE LLP
Boulder, Colorado

December 5, 1997